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                                                                       Exhibit 5


April 25, 1997




                                                                (206) 389 1519
                                                                INTERNET
                                                                fwoodruff@gj.com



Multiple Zones International, Inc.
707 South Grady Way
Renton, Washington  98055-3233

RE:  FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

We have acted as counsel to Multiple Zones International, Inc. (the "Company") in connection with the preparation of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company will file with the Securities and Exchange Commission, with respect to an aggregate of 691,457 shares of Common Stock of the Company (the "Shares") issuable upon exercise the options represented by the following agreements (the "Agreements"):

1. Stock Option Agreement dated October 23, 1996, between the Company and John E. DeFeo (481 shares of Common Stock)

2.    Stock Option Agreement dated January 5, 1997, between the Company and John
      E. DeFeo (643,476 shares of Common Stock)

3.    Stock Option Agreement dated January 5, 1997, between the Company and John
      H. Bauer (2,500 shares of Common Stock)

4.    Stock Option Agreement dated January 5, 1997, between the Company and John
      T. Carleton (10,000 shares of Common Stock)

5.    Stock Option Agreement dated January 5, 1997, between the Company and John
      E. DeFeo (2,500 shares of Common Stock)
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Multiple Zones International, Inc.
April 25, 1997
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6.    Stock Option Agreement dated January 5, 1997, between the Company and
      Firoz H. Lalji (10,000 shares of Common Stock)

7. Stock Option Agreement dated January 5, 1997, between the Company and Carol L. Miltner (2,500 shares of Common Stock)

8.    Stock Option Agreement dated January 5, 1997, between the Company and Paul
      E. Monson (10,000 shares of Common Stock)

9. Stock Option Agreement dated January 5, 1997, between the Company and Steve Sarich, Jr. (10,000 shares of Common Stock)

We have examined the Registration Statement and such other documents and records as we have deemed relevant and necessary for the purpose of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares issuable under the respective Agreements will, upon due execution by the Company and the registration by its registrar of the certificates for the Shares and issuance thereof by the Company and receipt by the Company of the consideration therefor in accordance with the terms of the respective Agreements, be validly issued, fully paid and nonassessable.

We note that a member of our firm is the beneficial owner of 7,500 shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/S/ Frank C. Woodruff
---------------------
Frank C. Woodruff
      of
GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.
      for
GRAHAM & JAMES LLP